UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 8, 2013
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
___________________
DELAWARE
(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, Tulsa, OK	74135
(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 8, 2013, Matrix Service Company (the “Company”), and its wholly-owned subsidiaries, Matrix North American Construction, Inc. (“US Buyer”), and Matrix Canadian Holdings, Inc. (“Canadian Buyer” and, together with US Buyer, the “Buyers”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”), with Kvaerner AS, Kvaerner North American Construction Inc. (“KNAC Inc.” and, together with Kvaerner AS, the “Sellers”), and Kvaerner ASA (the “Sellers’ Guarantor”), pursuant to which the Buyers will acquire the Sellers’ business of union construction, fabrication and maintenance services to the iron and steel, power, and industrial sectors in the US and Canada, respectively (the “Acquisition”). Pursuant to the terms of the Purchase Agreement, US Buyer will acquire substantially all of the assets of KNAC Inc. and Canadian Buyer will acquire all of the issued and outstanding shares of Kvaerner North American Construction Ltd. from Kvaerner AS. Certain assets and liabilities, primarily all assets and liabilities related to a KNAC Inc. contract with Longview Power LLC, including any financial effects of the arbitration related thereto, will be retained by KNAC Inc. and is not part of the Acquisition.
At the closing of the Acquisition (the “Closing”), expected to be by late December 2013, Buyers will pay closing consideration valued at $80.3 million, net of cash acquired and certain adjustments. As a source of funds for any indemnification liabilities of the Sellers, the Purchase Agreement requires the Sellers to obtain, and provide the Buyers with, a letter of credit in the amount of $14,580,000, which, under certain circumstances, may be reduced to $9,720,000 at the six-month anniversary of the Closing and $4,860,000 at the 12-month of the Closing, and terminated on the 18-month anniversary of the Closing. The Purchase Agreement includes a guarantee by the Sellers’ Guarantor of the indemnification obligations of the Sellers. The Company is jointly and severally liable for the indemnification obligations of the Buyers under the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties, covenants, indemnities and termination rights of the parties to the agreement. The completion of the Acquisition is subject to the satisfaction of various customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, including such things as the expected date of Closing, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement and the inability to complete the proposed Acquisition due to, among other things, the failure to satisfy the conditions set forth in the Purchase Agreement, as well as other risk factors described from time to time in the Company’s documents and reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 11, 2013	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer